Exhibit 10.6

ASPEN NEUROSCIENCE, INC.

2026 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF STOCK OPTION

Aspen Neuroscience, Inc., a Delaware corporation (the “Company”), has granted to the Participant an option (the “Option”) to purchase certain shares of Stock pursuant to the Aspen Neuroscience, Inc. 2026 Equity Incentive Plan (the “Plan”). The Option is subject to all of the terms and conditions as set forth in this Notice of Grant of Stock Options (“Grant Notice”), and in the Plan and the Stock Option Agreement (“Option Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Stock Option Agreement both of which are available through the Company’s then-current electronic stock administration system (the “Equity Administration System”).

The blank fields below shall be deemed to come from the Company’s Equity Administration System, as follows:

Participant:	See Equity Administration System
Employee ID:	See Equity Administration System
Date of Grant:	See Equity Administration System
Number of Option Shares:	See Equity Administration System
Exercise Price:	See Equity Administration System
Vesting Start Date:	See Equity Administration System
Option Expiration Date:	See Equity Administration System
Tax Status of Option:	See Equity Administration System
Vesting Schedule and Vested Shares:	See Equity Administration System

By Participant’s electronic acceptance of the Option via E*TRADE, Participant understands and agrees that: (i) the Option is governed by this Grant Notice, the provisions of the Plan and the Stock Option Agreement, both of which are attached hereto and which are available through the Company’s electronic capitalization system. Participant further acknowledges that the Plan prospectus is available through the Company’s electronic capitalization system.

By accepting this Option, Participant consents to receive this Grant Notice, the Option Agreement, the Plan and any other Plan-related documents by electronic delivery and to participate in the Plan through E*TRADE or any other on-line or electronic system established and maintained by the Company or another third party designated by the Company. Participant represents that he or she has read and is familiar with the provisions of the Plan and the Option Agreement. Participant acknowledges and agrees that this Grant Notice and the Option Agreement may not be modified, amended or revised except in writing signed by Participant and a duly authorized officer of the Company.

Participant further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Exercise Notice and the terms of the Plan, the terms of the Plan will control. Participant further acknowledges that this sets forth the entire understanding between Participant and the Company regarding equity compensation and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written agreement that would provide for vesting acceleration of the Option in certain circumstances, which has been reviewed and approved by the Board. For the avoidance of doubt, except as set forth in clause (iii) of this paragraph, the vesting provisions set forth in this Grant Notice and the accompanying Option Agreement shall govern in all cases and shall not be superseded by the terms of any written agreement with the Participant.

The Participant hereby consents to receive electronically transmitted notices for any and all purposes under the Delaware General Corporation Law at the email address provided to the Company by accepting the Option via E*TRADE or as subsequently modified by written notice.

ASPEN NEUROSCIENCE, INC.	PARTICIPANT

EXECUTED VIA E*TRADE	EXECUTED VIA E*TRADE

ATTACHMENTS: 2026 Equity Incentive Plan and Stock Option Agreement